UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2009

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

233 Wilshire Blvd. Suite 310 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

(310) 395-2083
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Second Amended and Restated Agreement of Limited Partnership

On December 30, 2009, Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), as sole general partner of Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), executed the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Amended Agreement”), which amends and restates the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of March 19, 2008.  The Amended Agreement establishes the terms of a new series of partnership units designated as “Senior Common Units” in connection with the Company’s contemplated offering of Senior Common Stock.  The Senior Common Units will rank, as to distributions and upon liquidation, senior to the Common Units and Class A Convertible Preferred Units of the Operating Partnership.  The Amended Agreement also amends the terms pursuant to which the Operating Partnership may incur debt to the Company and removes the requirement that the Company contribute to the Operating Partnership the cash proceeds or other consideration received from issuances of the Company’s securities.  In addition, the Amended Agreement modifies certain provisions relating to the redemption and conversion of partnership units held by POP Venture, LLC to eliminate the possibility of cash payments upon redemption of those units.

This description of the Amended Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amended Agreement filed as Exhibit 10.1 hereto.

FHB Credit Facility

On December 31, 2009, the Operating Partnership entered into an amendment to its Credit Agreement with First Hawaiian Bank (the “Lender”) dated September 2, 2009 (the “FHB Credit Facility”), to increase the maximum principal amount available for borrowing thereunder from $10 million to $15 million.

As security for the FHB Credit Facility, Shidler Equities L.P. (“Shidler Equities”), a Hawaii limited partnership controlled by Jay H. Shidler, the Company’s Chief Executive Officer and chairman of the Company’s board of directors, initially pledged (the “Shidler Equities Pledge”) to the Lender a certificate of deposit (the “Certificate of Deposit”) in the principal amount of $10 million.  In connection with the increase to the maximum commitment under the FHB Credit Facility, as amended, Shidler Equities increased the principal amount of the Certificate of Deposit from $10 million from $15 million.

This description of the amendment to the FHB Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amendment to Loan Documents filed as Exhibit 10.2 hereto.

No other terms of the FHB Credit Facility were amended.  Amounts borrowed under the FHB Credit Facility bear interest at a fluctuating annual rate equal to the effective rate of interest paid by the Lender on time certificates of deposit, plus 1.00%.  The Operating Partnership is permitted to use the proceeds of the line of credit for working capital and general corporate purposes, consistent with its real estate operations, and for such other purposes as the Lender may approve.  The FHB Credit Facility matures on September 2, 2011.

Shidler Equities Indemnification Agreement

As a condition to increasing the Shidler Equities Pledge as described above, on December 31, 2009, the Operating Partnership and Shidler Equities amended the Indemnification Agreement, dated as of September 2, 2009 (the “Indemnification Agreement”).  Pursuant to the Indemnification Agreement, as amended, the Operating Partnership has agreed to indemnify Shidler Equities from any losses, damages, costs and expenses incurred by Shidler Equities in connection with the Shidler Equities Pledge.  In addition, to the extent that all or any portion of the Certificate of Deposit is withdrawn by the Lender and applied to the payment of principal, interest and/or charges under the FHB Credit Facility, the Operating Partnership has agreed to pay to Shidler Equities interest on the withdrawn amount at a rate of 7.00% per annum from the date of the withdrawal until the date of repayment in full by the Operating Partnership to Shidler Equities.  Pursuant to the Indemnification Agreement, as amended, the Operating Partnership has also agreed to pay to Shidler Equities an annual fee of 2.00% of the entire $15 million principal amount of the Certificate of Deposit. This description of the Amendment to the Indemnification Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amendment to Indemnification Agreement filed as Exhibit 10.3 hereto.

Item 3.03.                      Material Modification to Rights of Security Holders.

The information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 5, 2010, the Company filed with the Maryland State Department of Assessments and Taxation articles of amendment to its charter increasing the number of authorized shares of common stock by 400,000,000 shares.

On January 5, 2010, the Company filed with the Maryland State Department of Assessments and Taxation articles supplementary to its charter classifying and designating 40,000,000 shares of common stock as a series of “Senior Common Stock” and establishing the terms of such series.

The Senior Common Stock ranks senior to the Company’s common stock listed on the NYSE Amex (“Listed Common Stock”) and the Company’s Class B Common Stock with respect to payments of dividends and distribution of amounts upon liquidation, dissolution or winding up.  It has a $10.00 per share (plus accrued and unpaid dividends) liquidation preference.  Subject to the preferential rights of any future series of preferred shares, holders of Senior Common Stock will be entitled to receive, when and as declared by the Company’s Board of Directors, cumulative cash dividends in an amount per share equal to a minimum of $0.725 per share per annum, payable monthly.  Should the dividend payable on the Listed Common Stock grow to exceed its current rate of $0.20 per share per annum, the Senior Common Stock dividend would increase by 25% of the amount by which the Listed Common Stock dividend exceeds $0.20 per share per annum.  Holders of Senior Common Stock have the right to vote on all matters presented to stockholders as a single class with holders of the Listed Common Stock, the Class B Common Stock and the Company’s outstanding share of Proportionate Voting Preferred Stock.  Each share of the Company’s common stock (including the Listed Common Stock, the Class B Common Stock and the Senior Common Stock) is entitled to one vote on each matter to be voted upon by the Company’s stockholders.  The outstanding share of Proportionate Voting Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of Listed Common Stock issuable upon redemption (for shares) of Common Units and Class A Convertible Preferred Units of the Operating Partnership issued in connection with the Company’s formation transactions (which equals 46,173,693 votes as of the date hereof).  Shares of Senior Common Stock may be exchanged, at the option of the holder, for shares of Listed Common Stock after the fifth anniversary of the issuance of such shares of Senior Common Stock.

The information set forth above is qualified in its entirety by reference to the actual terms of the articles of amendment and articles supplementary filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Articles of Amendment of the Company, dated January 5, 2010.
3.2	Articles Supplementary of Board of Directors Classifying and Designating a Series of Common Stock as Senior Common Stock, dated January 5, 2010.
10.1	Second Amended and Restated Agreement of Limited Partnership of Pacific Office Properties, L.P. dated as of December 30, 2009.
10.2	Amendment to Loan Documents, dated as of December 31, 2009, among First Hawaiian Bank, Pacific Office Properties, L.P. and Shidler Equities L.P.
10.3	Amendment to Indemnification Agreement, dated as of December 31, 2009, between Pacific Office Properties, L.P. and Shidler Equities L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Dated: January 5, 2010	By:	/s/ Jay H. Shidler
Name: Jay H. Shidler
Title: Chief Executive Officer